                                                Ex-99.5(a)

                                MANAGEMENT AGREEMENT

              AGREEMENT made this 13th day of December, 1988, by and between MERRILL LYNCH GLOBAL ALLOCATION FUND, INC., a Maryland corporation (hereinafter referred to as the "Fund"), and MERRILL LYNCH ASSET MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the "Manager").

                                W I T N E S S E T H:
                                - - - - - - - - - -
              WHEREAS, the Fund is engaged in business as a non-diversified open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and
              WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Adviser's Act of 1940; and
              WHEREAS, the Fund's assets will be invested primarily in a global portfolio of securities denominated in various currencies; and
              WHEREAS, the Fund desires to retain the Manager to provide management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and
              WHEREAS, the Manager is willing to provide management and investment advisory services to the Fund on the terms and condi-tions hereinafter set forth;

              NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Manager hereby agree as follows:
                                     ARTICLE I
                                     ---------
                               Duties of the Manager
                               ---------------------
              The Fund hereby employs the Manager to act as a manager and investment adviser of the Fund and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall for all purposes herein be deem-ed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.
               (a)  Management Services,. The Manager shall perform (or
                    -------------------
          arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Fund including administering shareholder accounts and handling share-holder relations. The Manager shall provide the Fund with office space, facilities, equipment and necessary personnel and such other services as the Manager, subject to review by the
         Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall generally monitor the Fund's compliance with investment policies and restrictions as set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Infor-mation", respectively). The Manager shall make reports to the Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.
              (b)   Investment Advisory Services. The Manager shall pro-
                    ----------------------------
         vide (or arrange for affiliates to provide) the Fund with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures or cash, subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the Prospectus and Statement of Additional Information. The Manager shall make decisions for the Fund as to foreign currency matters and make determinations as to foreign exchange contracts, foreign currency options, foreign currency futures and related options on foreign currency futures. The Manager shall make decisions for the Fund as to the manner in which voting rights' rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Directors at any time, however, make any definite determination as to investment policy and noti-fy the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Manager is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Directors and set forth in the Prospectus and Statement of Addi-tional Information. Subject to this requirement and the provi-sions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Fund is affiliated.
                                     ARTICLE II
                                     ----------
                         Allocation of Charges and Expenses
                         ----------------------------------
               (a)   The Manager. The Manager assumes and shall pay for
                     -----------
          maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I here-of, and shall pay all compensation of officers of the Fund and all Directors of the Fund who are affiliated persons of the Manager.

               (b)   The Fund. The Fund assumes and shall pay or cause to
                     --------
          be paid all other expenses of the Fund (except for the expenses paid by the Distributor), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, charges of the custo-dian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Manager, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. It is also understood that the Fund will reimburse the Manager for its costs in providing accounting services to the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection-with the continuous offering of shares of common stock in the Fund.

                                     ARTICLE III
                                     -----------
                             Compensation of the Manager
                             ---------------------------
               (a)   Management and Investment Advisory Fee. For the ser-
                     --------------------------------------
          vices rendered, the facilities furnished and expenses assumed by the Manager, the Fund shall pay to the Manager at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of net asset value con-tained in the Prospectus and Statement of Additional Information, at the annual rate of 0.75 of 1.0% (0.75 %) of the average daily net assets of the Fund, commencing on the day following effec-tiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof. During any period when the determination of net asset value is suspended by the Directors, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

               (b)   Expense Limitations. In the event the operating
                     -------------------
          expenses of the Fund, including amounts payable to the Manager pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Manager shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage fees and commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Manager. Should two or more such expenses limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Manager's fee shall be applicable.

                                     ARTICLE IV
                                     ----------
                       Limitation of Liability of the Manager
                       --------------------------------------
             The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the perfor-mance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Fund contemplated hereby and direc-tors, officers and employees of the Manager and such affiliates.

                                     ARTICLE V
                                     ---------
                             Activities of the Manager
                             -------------------------
              The services of the Manager to the Fund are not to be deemed to be exclusive, the Manager and any person controlled by or under common control with the Manager (for purposes of this Article V referred to as "affiliates") is free to render services to others. it is understood that Directors, officers, employees and shareholders of the Fund are or may become interested in the Manager and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that directors, officers, employees, partners and shareholders of the Manager and its affiliates are or may become similarly interested in the Fund, and that the Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholder or otherwise.

                                  ARTICLE VI
                                  ----------
                     Duration and Termination of this Agreement
                     ------------------------------------------
               This Agreement shall become effective as of the date first above written and shall remain in force until November 30, 1990 and thereafter, but only so long as such continuance is specifi-
         cally approved at least annually by (i) the Directors, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.
              This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Mana-ger,, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                    ARTICLE VII
                                    -----------
                            Amendments of this Agreement
                            ----------------------------
              This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                    ARTICLE VIII
                                    ------------
                            Definitions of Certain Terms
                            ----------------------------
              The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act of 1940 and the

             Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange commission under said Act.

                                         ARTICLE IX
                                         ----------
                                       Governing Law
                                       -------------
                  This Agreement shall  be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, con-flict with the applicable provisions of the Investment Company Act, the latter shall control.
                  IN WITNESS WHEREOF, the parties hereto have executed and
             delivered this Agreement as of the date first above written.

                                 MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.


                                 By /s/ Arthur Zeikel
                                    -----------------------------------

                                 MERRILL LYNCH ASSET MANAGEMENT, INC.


                                 By /s/ Terry K. Glenn
                                    -----------------------------------